Johnson Controls International plc
Conflict Minerals Report
For the Calendar Year Ended December 31, 2016
I. Background
This is the Conflict Minerals Report (“Report”) of Johnson Controls International plc for calendar year 2016 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). As used in this Report, and except where the context otherwise requires, the "Company", "Johnson Controls", “we” and “our” refer to Johnson Controls International plc and its majority-owned subsidiaries and variable interest entities that are required to be consolidated. This Report includes the operations of our former automotive seating and interiors business ("Automotive Experience") through October 31, 2016, the date on which this business was spun off as an independent company named Adient plc. Adient plc is filing their own Conflict Minerals Report.

On September 2, 2016, Johnson Controls, Inc. ("JCI") and Tyco International plc (“Tyco”) completed their combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among JCI, Tyco and certain other parties named therein, including Jagara Merger Sub LLC, an indirect wholly owned subsidiary of Tyco (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on September 2, 2016, Merger Sub merged with and into JCI, with JCI being the surviving corporation in the merger and a wholly owned, indirect subsidiary of Tyco (the “Merger”). Following the Merger, Tyco changed its name to “Johnson Controls International plc.”

The merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification 805, "Business Combinations." JCI was the accounting acquirer for financial reporting purposes. For purposes of this Report, JCI is also treated as having acquired Tyco. Prior to the Merger, each of JCI and Tyco were obligated to provide specialized disclosure reports. As a result, this Report includes the operations of JCI and Tyco for the entirety of calendar 2016. Because the Merger closed on September 2, 2016, the conflict minerals compliance programs for each of JCI and Tyco have not yet been integrated. Accordingly, this Report includes descriptions of the reasonable country of origin inquiry (“RCOI”) and due diligence programs in effect during calendar 2016 for JCI (described as the Company excluding Tyco) and for Tyco.

The term “conflict mineral” is defined to include cassiterite, columbite-tantalite, gold, and wolframite and their derivatives, including tantalum, tin and tungsten (“3TG”), regardless of their source.

The term "Covered Countries" is defined as the Democratic Republic of the Congo (the “DRC”) and the countries adjoining the Democratic Republic of the Congo.

II. Company Overview

Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. The Company creates quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles. Additional information about the Company and its core businesses may be obtained by accessing Johnson Controls’ corporate website at: www.johnsoncontrols.com. A copy of this Report can be found at: http://www.johnsoncontrols.com/corporate-sustainability/reporting-and-policies.

III. Product Overview

During calendar 2016, the Company’s products and services were offered by three business platforms with operations throughout the world: Building Technologies & Solutions (which consists of the legacy Johnson Controls Building Efficiency operations and the legacy operations of Tyco), Automotive Experience (through October 31, 2016), and Power Solutions.

Building Technologies & Solutions

A.	Building Efficiency

Building Efficiency designs, produces, markets and installs HVAC, refrigeration systems and control systems that monitor, automate and integrate critical building segment equipment and conditions including HVAC, fire-safety and security in commercial buildings and in various industrial applications.

B.	Tyco

Tyco designs, sells, installs, services and monitors integrated electronic security systems and integrated fire detection and suppression systems for commercial, industrial, retail, small business, institutional and governmental customers. The Tyco business also designs, manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide.

Power Solutions

Power Solutions services both automotive original equipment manufacturers and the battery aftermarket by providing advanced battery technology, coupled with systems engineering, marketing and service expertise.

Automotive Experience

The Automotive Experience business provides seating and interior systems through design and engineering expertise. Automotive Experience’s technologies extended into seating, door systems, floor consoles and instrument panels. Customers include most of the world’s major automakers.

IV. Supply Chain Description

The Company is committed to the responsible sourcing of conflict minerals and since 2015 has been a member of the Conflict-Free Sourcing Initiative (CFSI). The CFSI was founded by members of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”). The

Company encourages its suppliers to conduct conflict-free sourcing from the Covered Countries and source form CFSI certified smelters.

As a large multinational company, Johnson Controls has a complex, multi-tiered supply chain. The products that the Company manufactures are typically highly engineered, complex and contain thousands of parts from a vast network of globally dispersed suppliers.

As a downstream consumer with many tiers in its supply chain, Johnson Controls generally does not have a direct relationship with smelters and refiners. Thus, the Company must rely on its direct suppliers to provide information on the origin of any conflict minerals contained in the components and parts supplied to it.

V. Reasonable Country of Original Inquiry

A.	Process Summary

Company Excluding Tyco

The Company’s RCOI for calendar year 2016 was designed to determine whether the conflict minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company originated in the Covered Countries, or are from recycled or scrap sources. The Company established a system of controls designed to improve transparency over the conflict minerals in its supply chain. The Company performed a good faith, global scoping exercise to identify suppliers that were considered in-scope and subject to the RCOI (“In-Scope Suppliers”). Through communications with these suppliers, the Company attempted to identify smelters and refiners of conflict minerals that may be utilized in its products.

Due to the complexity of the Company’s supply chain, the Company relied on its first tier suppliers to provide information on the origin of conflict minerals potentially present in components and parts supplied to the Company. In addition, the Company sent the CFSI Conflict Minerals Reporting Template (“CMRT”) to suppliers to gather information on the chain of custody of the necessary conflict minerals potentially included in the Company’s products. During 2016, the Company focused on high-spend suppliers and, for certain non-high spend suppliers, relied on confirmations that information previously submitted to the Company had not changed.

The Company elected to utilize, without alteration, the CMRT, as well as tracking tools to facilitate its RCOI. The questions on the CMRT include, but are not limited to, the use of conflict minerals and their necessity to product functionality or production, the origin of such conflict minerals, and whether smelters have been validated as compliant in accordance with the CFSI. The Company communicated with In-Scope Suppliers, notifying them of the RCOI, the Company’s expectations of its suppliers, and provided instructions to assist with the completion of the CMRT. In addition to the RCOI efforts described above, the Company undertook the following measures to determine mine or country of origin:

•
As part of its global scoping exercise, the Company considered the following supply base categories as the scope universe for RCOI purposes: manufactured products and, products contracted to be manufactured.

•	The Company established scoping guidelines, which categorized a risk level based on the likelihood of conflict minerals’ presence in each commodity and/or component.

•
The Company required each supplier deemed to be in-scope to provide information regarding the use of conflict minerals from their suppliers, who in turn, had to solicit that information from their next tier of suppliers; or to otherwise confirm that previously submitted information had not changed.

•
The Company provided explanations and training to its suppliers regarding the relevant requirements of the Rule and its obligations under the Rule, and reiterated the Company’s expectation that suppliers cooperate to support the Company’s conflict minerals compliance efforts. Refer to the “Supplier Engagement and Training” section of this report for more information.

•
The responses received from the Company’s In-Scope Suppliers about the country of origin of any conflict minerals necessary to functionality or production were reviewed for accuracy and completeness, and, if necessary, were flagged for additional follow up and/or due diligence.

•	Suppliers who sent incomplete or inconsistent responses were asked to review their responses and resubmit their surveys.

•	Based on internally determined criteria, the Company implemented an escalation process for suppliers who did not respond:

▪	Step 1: For a selection of high risk suppliers who did not respond, an email informing about possible escalation was sent.

▪	Step 2: Commodity managers/buyers contacted these suppliers (either by phone or in written form) to request survey completion.

▪
Step 3: If the supplier still did not respond, the concern was escalated to relevant Vice President(s) of Procurement in order to send a written letter to the supplier requesting completion of the survey.

Tyco

Tyco’s RCOI primarily involved contacting 1,595 first tier suppliers of products or components for Tyco’s in scope product categories through a third-party service provider. Tyco reached out to all such suppliers through various communication channels, including escalation procedures and follow-on communications to non-responsive suppliers. Outreach efforts included an introductory email requesting that suppliers of in scope product categories register with a third-party vendor and review materials pertaining to Tyco’s conflict mineral compliance program contained in the vendor’s conflict minerals resource center. Subsequent engagement efforts included the following steps:

•	Following initial introductions to the program and information request, up to six reminder emails were sent to each non-responsive supplier requesting survey completion.

•
A special focus was given to non-responsive high-spend suppliers, who were contacted by telephone and offered assistance in completing the registration process and the CMRT referred to below. This assistance included, but was not limited to, further information about Tyco’s conflict minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification of how the information could be provided.

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners and associated mine countries of origin. Suppliers were generally requested to use the CMRT. In limited instances where a supplier was unable to provide a CMRT, information was requested of second tier suppliers which may have provided products or components containing 3TG. All supplier responses were evaluated for plausibility, consistency and gaps by the third party vendor. Additional supplier contacts were attempted to resolve certain quality control flags. Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG, as well as the origin of those materials.

B.	RCOI Results

Company Excluding Tyco

There were 6,262 In-Scope Suppliers for calendar year 2016, which represented 75% of the Company’s total direct suppliers. During 2016 and in January 2017, the Company sent communications to 80% of its In-Scope Suppliers, notifying them of the RCOI.

Of the In-Scope Suppliers surveyed, the overall response rate was 44%, including 1,794 responses that were received and accepted (representing 36 % of the suppliers surveyed). The Company considers a response as received and accepted when a completed CMRT has been returned to the Company and the CMRT has been validated as accurate by its Compliance Specialists. Below are the results of the RCOI survey:

RCOI Survey Results
No 3TG	78%
Acknowledged 3TG Sourced from DRC (Covered Countries)	8%
Acknowledged 3TG Not Sourced from DRC	7%
3TG Origin Uncertain or Unknown	7%

Tyco

As noted above, Tyco contacted 1,595 first-tier suppliers of products or components for Tyco’s in scope product categories. The response rate among these suppliers was 45%. Of these responding suppliers, 62% indicated 3TG as necessary to the functionality or production of the products they supplied to Tyco. Based on Tyco’s RCOI, it concluded that, with respect to the in scope product categories, 3TG contained in and necessary to the functionality or production of certain products may have been sourced from the DRC Region. As a result, Tyco performed due diligence to determine the source and chain of custody of such 3TG. Tyco’s due diligence process was based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and accompanying Supplements (“OECD Guidance”). It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Tyco is downstream in the supply chain, its due diligence practices were tailored accordingly.

C.	Improvement Measures to Be Taken

The Company continues to look for ways to improve its processes and to mitigate any risk that conflict minerals in its products could benefit armed groups in the Covered Countries. Specifically, the Company is undertaking, and will continue to undertake, the following steps:

•	Engage with those suppliers that have not responded to the Company’s request for conflict minerals information;

•
Reconsider supply arrangements and potentially implement remedies available to the Company for suppliers that refuse to cooperate with the Company’s compliance efforts or do not conduct conflict-free sourcing from Covered Countries;

•	Work with suppliers to educate them on the necessary processes they need to undertake in order to allow them to assist the Company in its compliance process;

•	Continue devising and developing a strategy for managing and mitigating conflict minerals risk in the Company’s supply chain;

•	Continue training initiatives to increase the level of awareness within Johnson Controls and at its suppliers; and

•	Integrate the RCOI and due diligence procedures of legacy JCI and Tyco.

VI. Conflict Minerals Due Diligence

A. Compliance Framework

Company Excluding Tyco

Framework Design and Overview

The Company designed a compliance framework that conforms to the primary principles of the internationally recognized due diligence framework developed by the OECD Guidance. The Company’s compliance framework included the following elements: 1) establish strong company management systems; 2) identify and assess risk in the supply chain; 3) design and implement a strategy to respond to identified risks; 4) carry out independent third-party audit of smelters’/refiners’ due diligence practices; and 5) report annually on supply chain due diligence.

1.	Establish Strong Company Management Systems

Conflict Minerals Policy

The Company is committed to the responsible sourcing of conflict minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries. Among other things, the Company’s corporate policy expresses that it continues to promote and encourage its suppliers to conduct conflict-free sourcing from the Covered Countries, and to use responsible sourcing practices. The Company expects its suppliers to conduct due diligence on their respective supply chains and to assist the Company with compliance with these rules. To the extent that a supplier refuses to cooperate with the Company’s compliance efforts or does not conduct conflict-free sourcing from the Covered Countries, we may reconsider our supply arrangement and implement available remedies.

The Company’s Conflict Minerals Policy Statement is publicly available on the Company’s website at http://www.johnsoncontrols.com/corporate-sustainability/reporting-and-policies

Internal Management System

The Company maintains an internal management system, where senior management, having the necessary expertise, knowledge and experience, oversees the supply chain country of origin inquiries and due diligence process. The Company continues to seek ways to address risk in its supply chain process through initiatives that often involve stakeholder engagement or consultation with outside experts.

The Company maintains a Conflict Minerals Executive Steering Committee (“Steering Committee”) comprised of leaders from Procurement, Legal, Communications, Information Technology, Internal Audit and Finance. The Steering Committee reports to the Executive Management Team, which consists of the Chairman and CEO and his direct reports. The Steering Committee oversees and supports the Company’s conflict minerals compliance. The Steering Committee meets on a regular basis to develop and monitor plans to comply with the reporting requirements of the Rule.

System of Controls and Transparency

Due to the complexity of the Company’s supply chain, the Company relies on its first tier suppliers to provide information on the origin of conflict minerals potentially present in materials supplied to the Company. The Company’s RCOI and due diligence processes are designed to gather information on the chain of custody of the necessary conflict minerals potentially included in the Company’s products.

Supplier Engagement and Training

The Company provides a conflict minerals presentation to the In-Scope Suppliers that summarizes the relevant requirements of the Rule, the Company’s obligations under the Rule, and reiterates the Company’s expectation that its suppliers cooperate to support conflict minerals compliance efforts. This presentation was delivered live to global suppliers at the Company’s North America Supplier Expectation Days and is posted externally on our website at: http://www.johnsoncontrols.com/suppliers/sustainability/conflict-minerals

The Company also provides the In-Scope Suppliers with instructions for responding to the survey and the Company’s Compliance Specialists have scripts to help explain the Company’s requests, and the reason behind the requests.

The Company publicly shares its position statement on conflict minerals through its Conflict Minerals Policy Statement. In addition, as Johnson Controls renews or enters into new agreements with suppliers that can be considered for Conflict Minerals, the Company includes a conflict minerals compliance provision. The provision requires suppliers to conduct and document inquiries of smelters and refiners, including inquiries as to the country of origin of conflict minerals.

Internal Training

The Company has a web-based training module in order to increase awareness and education about the relevant requirements of the Rule, Johnson Controls’ obligations under the Rule, and the processes the Company uses to evaluate and respond to the risk of conflict minerals in our supply chain.

Records Management

The Company retains relevant conflict minerals documentation in accordance with its existing corporate retention policy and procedures.

Grievance Mechanism

The Company maintains a web- and telephone-based, 24-hour Integrity Helpline (http://www.johnsoncontrols.com/corporate-sustainability/governance), providing any interested party with a confidential reporting mechanism to communicate concerns regarding the Company’s supply chain. Our internal specialists track information relative to Conflict Minerals via this mechanism.

2.	Identify and Assess Risk in the Supply Chain

The Company’s RCOI was designed to determine whether the conflict minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company originated in the Covered Countries, or were from recycled or scrap sources. Through communications with these suppliers, the Company attempted to identify smelters and refiners of conflict minerals that may be utilized in its products.

The Company followed up, and continues to follow up, with suppliers who indicated that they might be sourcing conflict minerals from the Covered Countries in order to exercise due diligence on the source and chain of custody of the conflict minerals, inquiring of such suppliers whether:

•	they provided information on all smelters and the country of origin of the conflict minerals;

•	they performed due diligence procedures for non-certified smelters; and

•	they were able to determine if the conflict minerals financed or benefited armed groups in the Covered Countries.

3.	Design and Implement a Strategy to Respond to Identified Risks

Johnson Controls has established due diligence guidelines to be followed if the Company identifies a risk or red flag that a supplier sourced conflict minerals from the Covered Countries through a review of the received CMRT.

Once an In-Scope Supplier identified in its CMRT response that it might be sourcing conflict minerals from the Covered Countries, the Company initiated due diligence procedures to collect more detailed information from that supplier.

Survey findings were discussed with Johnson Controls’ Procurement Leadership Team. The Company created a shared listing of suppliers identified as using conflict minerals from a Covered Country as well as the indicated smelters. This list was then compared to the CFSI smelter listing to verify the accuracy of the supplier responses as well as the conflict minerals source.

In addition, the Company engaged and actively cooperated with industry groups, including CFSI. The Company invested in systems and processes to manage risk identified in the supply chain.

4.	Carry Out Independent Third-Party Audit of Smelters’/Refiners’ Due Diligence Practices

Johnson Controls supports independent third-party audits by being a member of CFSI. In connection with its due diligence, the Company relies on the CFSI’s Conflict-Free Smelter Program to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. The Company is a downstream consumer of conflict minerals and is many steps removed from the mining of conflict minerals. The Company does not purchase raw ore or unrefined conflict minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries.

5.	Report Annually on Supply Chain Due Diligence

This Report (and the related Form SD) was filed with the SEC and is available on the Company’s website at: http://www.johnsoncontrols.com/corporate-sustainability/reporting-and-policies.

Tyco

Summarized below are the due diligence measures undertaken by Tyco in accordance with the OECD Guidance:

•
Development of a conflict minerals policy. Tyco implemented additional contractual provisions in all newly executed master supply agreements that require its suppliers to comply with conflict mineral provisions. These provisions require suppliers to certify that any 3TG in components supplied to Tyco either (i) was not sourced from the DRC or adjoining countries, or (ii) if it was, that such 3TG did not directly or indirectly fund armed groups in the DRC or adjoining countries.

In addition, Tyco updated its Guide to Supplier Social Responsibility with conflict minerals related provisions that includes requirements that suppliers:

◦
Develop policies and processes aimed toward preventing the use of conflict minerals or derivative metals necessary to the functionality or production of their products that finance or benefit armed groups in the DRC or adjoining countries; and

◦	Not knowingly procure conflict minerals that originate from facilities in the DRC or adjoining countries that are not certified as “conflict free”

•
Assembled an internal team to support supply chain due diligence. An internal team led by Tyco’s Global Supply Chain function and including members of the legal department and the Engineering and Operation Excellence departments of each of Tyco’s businesses within its Global Products business unit was assembled to advance and implement the supply chain review required by the Rule.

•
Established a system of controls and transparency over the mineral supply chain. Tyco’s internal team created and implemented procedures to review all product categories to determine, based primarily on reviewing bills of material, whether the product category contained, or was likely to contain, 3TG. Based on this review, suppliers were contacted and asked to complete the CMRT to report on the status of 3TG in the products they supplied to Tyco.

•
Implement measures taken to strengthen engagement with suppliers. Tyco engaged a third party service provider (Source Intelligence) to assist in the outreach effort to suppliers, to track and analyze responses, and to perform multiple follow up efforts for suppliers that were unresponsive. As part of this effort, tier 1 and, in limited circumstances, tier 2 suppliers were engaged to collect information regarding the presence and sourcing of 3TG used in the products supplied to Tyco. Special focus was made to elicit responses from high-spend suppliers in Tyco’s direct-spend category. Information was collected and stored using an online platform provided by the third party service provider.

•
Identify the smelters or refiners in the supply chain. As noted above, as a result of Tyco’s RCOI, Tyco was able to identify smelters or refiners within its supply chain for those suppliers who affirmatively responded to outreach efforts.

•
Documentation Processes. Tyco established its due diligence compliance program and was in the process of documenting and formalizing a record maintenance mechanism to ensure diligence procedures are sustainable. Tyco is now focusing on integrating its due diligence compliance program with that of legacy JCI.

•
Report findings to senior management. Included in the process established by the internal team was routine reporting to senior management of Tyco of the progress of the supply chain due diligence, including periodic reporting to the Audit Committee of Tyco’s pre-Merger Board of Directors.

B. Due Diligence Results

Company Excluding Tyco

1.	Facilities Used to Process Necessary 3TG Originating from Covered Countries

The RCOI, including the use of the CMRT, and the Company’s due diligence efforts described above were designed to provide the Company with information on the smelters and refiners that the In-Scope Suppliers, and their suppliers, used to process conflict minerals in the products supplied to Johnson Controls. The Company must rely on responses from the suppliers in order to determine the facilities used to process conflict minerals. Similar to the Company, suppliers generally do not have a direct relationship with the facilities used to process conflict minerals; therefore, some suppliers responded that they were unable to provide smelter and refinery information at this time. Accordingly, the Company does not know as of this reporting period all the facilities used to process, or the country of origin of, all the conflict minerals included in its products.

Based on a review of the received and accepted responses, 8% of the suppliers acknowledged that they sourced 3TG from the Covered Countries. The majority of the responses (66%) indicated that they only sourced from smelters that the CFSI identifies as DRC conflict free. None of the responses acknowledged that 3TG was sourced from smelters/mines that financed or benefited armed groups. For the remainder (34%), the suppliers were not able to determine if the 3TG had been sourced from DRC smelters/mines financing or benefiting armed groups.

2.	Smelter Lists (Appendix A)

The Company compared the smelter lists provided in responses from its In-Scope Suppliers with the CFSI list of compliant smelters to determine which smelters the CFSI identifies as DRC conflict free. The information provided by suppliers was used to conduct due diligence, including assessing reports for completeness and consistency.

A total of 1,415 smelters were identified by suppliers and 244, or 17%, are CFSI certified. Refer to Appendix A for the following CFSI certified smelter lists:

•	CFSI Gold Smelter List

•	CFSI Tin Smelter List

•	CFSI Tantalum Smelter List

•	CFSI Tungsten Smelter List

Tyco

Under Tyco’s due diligence process, smelter or refiners in the supply chain that are certified by any of the CFSI Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association Good Delivery Program (“LBMA”) or the Responsible Jewellery Council (“RJC”) are deemed to have delivered 3TG that has not benefitted or financed armed groups in the DRC Region. A smelter or refiner that is not certified by one of these internationally recognized schemes is subject to additional inquiries. Attempts are made to contact the smelter or refiner to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the smelter or refiner takes to track the chain-of-custody on the source of its mineral ores. The table in Appendix B lists the smelters or refiners that were identified by responsive suppliers of materials used in Tyco’s in scope product categories that indicated that 3TG sourced by them may have originated in the DRC Region, the location of the mine in the DRC Region that may have supplied the applicable material to the smelter or refiner, and the certification status of the smelter or refiner.

C. Risk Mitigation Measures

In order to mitigate risk related to conflict minerals in Johnson Controls’ supply chain, the Company’s current processes and procedures include:

•	Being a member of the CFSI, which allows for the comparison of all supplier responses to the CFSI smelter listing to confirm the accuracy of supplier responses;

•
Updating the Company’s global terms and conditions of purchase to require suppliers to disclose to the Company, in writing, the content and the origin of the conflict minerals in the materials and/or products they provide to the Company.

In order to further mitigate the risk that conflict minerals in the supply chain benefited armed groups in the Covered Countries and to identify the origin of those minerals, the Company will continue to initiate efforts to strengthen the response rate and the completeness of the surveys:

•	By including in our Global Supplier Standards Manual our expectations that suppliers conduct conflict-free sourcing from the Covered Countries and source from CFSI certified smelters;

•
By continuing to incentivize suppliers tracked with our performance scorecards to disclose to the Company the origin of the conflict minerals in the materials and/or products they provide to the Company;

•	By directing suppliers to its corporate policy with respect to the sourcing of conflict minerals;

•	By following up with suppliers who indicated that they might be sourcing conflict minerals from the Covered Countries;

•	By improving the effectiveness of the escalation process to enhance supplier communications and the quality of responses;

•	By enhancing the Company’s RCOI and due diligence measures for existing and new suppliers included as part of scoping guidelines; and

•	By working with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

VII. Determination

At this time, for calendar year 2016, the Company, including Tyco, is unable to determine the mine or country of origin of all of its necessary conflict minerals or the facilities used to process conflict minerals in its supply chain due to either a lack of survey responses or inconclusive survey responses from its In-Scope Suppliers. As such, the Company, including Tyco is currently unable to determine whether or not its products manufactured, or contracted to be manufactured in the 2016 calendar year, have been found to be free of necessary conflict minerals that directly or indirectly financed or benefited armed groups in the Covered Countries.

This Report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance. Johnson Controls assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Subsequent events may affect Johnson Control’s future determinations under the Rule.

VIII.     Appendix A - CFSI Certified Smelters - Company Excluding Tyco

The attached smelter information refers to data available in the CFSI smelter database in March 2017. Changes that took place after March 2017 are not covered.

Country of Origin Legend:

R1
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe

R2	Kenya, Mozambique, South Africa
R3	Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia
DRC	Democratic Republic of the Congo
R/S	Recycled or Scrap

CFSI Gold Smelter List
Smelter Name (*)	Smelter Country (*)	Smelter Identification	Country of Origin of Minerals
Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Not disclosed by CFSI
Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	R/S
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Not disclosed by CFSI
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Not disclosed per RJC
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Not disclosed by CFSI
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Not disclosed per LBMA
Argor-Heraeus S.A.	SWITZERLAND	CID000077	Not disclosed per LBMA
Asahi Pretec Corp.	JAPAN	CID000082	R1, R/S
Asahi Refining Canada Ltd.	CANADA	CID000924	Not disclosed per LBMA
Asahi Refining USA	UNITED STATES OF AMERICA	CID000920	Not disclosed per LBMA
Asaka Riken Co., Ltd.	JAPAN	CID000090	R/S
AU Traders and Refiners	SOUTH AFRICA	CID002850	Not disclosed by CFSI

Aurubis AG	GERMANY	CID000113	Not disclosed per LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Not disclosed per LBMA
Boliden AB	SWEDEN	CID000157	Not disclosed per LBMA
C. Hafner GmbH + Co. KG	GERMANY	CID000176	Not disclosed per LBMA
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Not disclosed per LBMA
Chimet S.p.A.	ITALY	CID000233	Not disclosed per LBMA
Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	Not disclosed by CFSI
DODUCO GmbH	GERMANY	CID000362	R/S
Dowa	JAPAN	CID000401	R1, R/S
DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	Not disclosed by CFSI
Eco-System Recycling Co., Ltd.	JAPAN	CID000425	R/S
Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	R1, R/S
Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Not disclosed by CFSI
Heimerle + Meule GmbH	GERMANY	CID000694	R/S
Heraeus Ltd. Hong Kong	CHINA	CID000707	Not disclosed per LBMA
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Not disclosed per LBMA
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Not disclosed by CFSI
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Not disclosed per LBMA
Istanbul Gold Refinery	TURKEY	CID000814	Not disclosed per LBMA
Japan Mint	JAPAN	CID000823	Not disclosed per LBMA
Jiangxi Copper Co., Ltd.	CHINA	CID000855	Not disclosed per LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not disclosed per LBMA
JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Not disclosed per LBMA
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Not disclosed per LBMA
Kazzinc	KAZAKHSTAN	CID000957	Not disclosed per LBMA
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Not disclosed per RJC
Kojima Chemicals Co., Ltd.	JAPAN	CID000981	R1, R/S
Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	Not disclosed by CFSI
Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Not disclosed by CFSI
LS-NIKKO Copper	KOREA (REPUBLIC OF)	CID001078	Not disclosed per LBMA
Materion	UNITED STATES OF AMERICA	CID001113	R1, R/S
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Not disclosed per LBMA

Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Not disclosed per LBMA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Not disclosed per LBMA
Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Not disclosed by CFSI
Metalor Technologies S.A.	SWITZERLAND	CID001153	Not disclosed per LBMA
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Not disclosed per LBMA
Metalúrgica Met-Mex Peñoles S.A. De C.V	MEXICO	CID001161	Not disclosed per LBMA
Mitsubishi Materials Corporation	JAPAN	CID001188	Not disclosed per LBMA
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Not disclosed per LBMA
MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Not disclosed per RJC
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Not disclosed per LBMA
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Not disclosed per LBMA
Nihon Material Co., Ltd.	JAPAN	CID001259	Not disclosed per LBMA
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Not disclosed per RJC
Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	R1
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Not disclosed per LBMA
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Not disclosed per LBMA
PAMP S.A.	SWITZERLAND	CID001352	Not disclosed per LBMA
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Not disclosed by CFSI
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Not disclosed per LBMA
PX Précinox S.A.	SWITZERLAND	CID001498	Not disclosed per LBMA
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Not disclosed per LBMA
Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	Not disclosed per LBMA
Royal Canadian Mint	CANADA	CID001534	Not disclosed per LBMA
Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555	Not disclosed by CFSI
SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Not disclosed by CFSI
Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Not disclosed per LBMA
SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Not disclosed by CFSI
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Not disclosed per LBMA

Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Not disclosed per LBMA
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	R1, R/S
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Not disclosed by CFSI
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	R1, R/S
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Not disclosed per LBMA
T.C.A S.p.A	ITALY	CID002580	Not disclosed per LBMA
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Not disclosed per LBMA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Not disclosed per LBMA
Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Not disclosed per LBMA
Torecom	KOREA (REPUBLIC OF)	CID001955	Not disclosed by CFSI
Umicore Brasil Ltda.	BRAZIL	CID001977	Not disclosed per LBMA
Umicore Precious Metals Thailand	THAILAND	CID002314	Not disclosed per RJC
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Not disclosed per LBMA
United Precious Metal Refining,	UNITED STATES OF AMERICA	CID001993	R/S
Valcambi S.A.	SWITZERLAND	CID002003	Not disclosed per RJC
Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Not disclosed per LBMA
WIELAND Edelmetalle GmbH	GERMANY	CID002778	Not disclosed by CFSI
Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	R/S
Yokohama Metal Co., Ltd.	JAPAN	CID002129	Not disclosed by CFSI
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Not disclosed per LBMA
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Not disclosed per LBMA

CFSI Tantalum Smelter List
Smelter Name (*)	Smelter Country (*)	Smelter Identification	Country of Origin of Minerals
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	R/S
Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	R1, R2, R3, DRC, R/S
D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	R/S
Duoluoshan	CHINA	CID000410	R1, R3, R/S
Exotech	UNITED STATES OF AMERICA	CID000456	R1, R/S
F&X Electro-Materials Ltd.	CHINA	CID000460	R1, R3, DRC, R/S
FIR Metals & Resource Ltd.	CHINA	CID002505	R1, R/S
Global Advanced Metals Aizu	JAPAN	CID002558	R1, R3, DRC, R/S
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	R1, R3, DRC, R/S

Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	R1, R/S
H.C. Starck Co., Ltd.	THAILAND	CID002544	R1, R2, R3, DRC, R/S
H.C. Starck GmbH Goslar	GERMANY	CID002545	R1, R3, DRC, R/S
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	R1, R/S
H.C. Starck	UNITED STATES OF AMERICA	CID002548	R1, R/S
H.C. Starck Ltd.	JAPAN	CID002549	R/S
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	R1, DRC, R/S
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	R1, R/S
Hi-Temp Specialty Metals,	UNITED STATES OF AMERICA	CID000731	R/S
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	R1
Jiangxi Tuohong New Raw Material	CHINA	CID002842	Not disclosed by CFSI
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	R1, R3
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	R1, R2, R3, R/S
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	R1
KEMET Blue Metals	MEXICO	CID002539	R1, R3, DRC, R/S
KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	R1, R3, DRC, R/S
King-Tan Tantalum Industry Ltd.	CHINA	CID000973	R1
LSM Brasil S.A.	BRAZIL	CID001076	R1, R/S
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	R1, R2, R/S
Mineração Taboca S.A.	BRAZIL	CID001175	R1
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	R/S
Molycorp Silmet A.S.	ESTONIA	CID001200	R1, R/S
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	R1, R3, DRC, R/S
Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847	Not disclosed by CFSI
QuantumClean	UNITED STATES OF AMERICA	CID001508	R/S
Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	R1
RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	R1, R/S
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	R1
Taki Chemical Co., Ltd.	JAPAN	CID001869	R1, R3, R/S
Telex Metals	UNITED STATES OF AMERICA	CID001891	R1, R/S
Tranzact,	UNITED STATES OF AMERICA	CID002571	R/S
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	R1, R3, DRC, R/S
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	R/S

Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	R1, R2, R/S
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	R1, R3, DRC, R/S

CFSI Tin Smelter List
Smelter Name (*)	Smelter Country (*)	Smelter Identification	Country of Origin of Minerals
Alpha	UNITED STATES OF AMERICA	CID000292	R1, R/S
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Not disclosed by CFSI
China Tin Group Co., Ltd.	CHINA	CID001070	Not disclosed by CFSI
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	R1
CV Ayi Jaya	INDONESIA	CID002570	R1
CV Dua Sekawan	INDONESIA	CID002592	Not disclosed by CFSI
CV Gita Pesona	INDONESIA	CID000306	R1
CV Serumpun Sebalai	INDONESIA	CID000313	R1
CV Tiga Sekawan	INDONESIA	CID002593	Not disclosed by CFSI
CV United Smelting	INDONESIA	CID000315	R1
CV Venus Inti Perkasa	INDONESIA	CID002455	Not disclosed by CFSI
Dowa	JAPAN	CID000402	R1
Elmet S.L.U.	SPAIN	CID002774	R/S
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	R1
Fenix Metals	POLAND	CID000468	R/S
Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Not disclosed by CFSI
Gejiu Jinye Mineral Company	CHINA	CID002859	Not disclosed by CFSI
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	R1
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Not disclosed by CFSI
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Not disclosed by CFSI
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	R1
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	R1, R/S
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	R1, R2, R3, DRC, R/S
Melt Metais e Ligas S.A.	BRAZIL	CID002500	R1
Metallic Resources,	UNITED STATES OF AMERICA	CID001142	Not disclosed by CFSI
Metallo-Chimique N.V.	BELGIUM	CID002773	R1, R/S
Mineração Taboca S.A.	BRAZIL	CID001173	R1
Minsur	PERU	CID001182	R1, R/S

Mitsubishi Materials Corporation	JAPAN	CID001191	R/S
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	R/S
O.M. Manufacturing Philippines,	PHILIPPINES	CID002517	R/S
Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	R1
PT Aries Kencana Sejahtera	INDONESIA	CID000309	R1
PT Artha Cipta Langgeng	INDONESIA	CID001399	R1
PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	R1
PT Babel Inti Perkasa	INDONESIA	CID001402	R1
PT Bangka Prima Tin	INDONESIA	CID002776	R1
PT Bangka Tin Industry	INDONESIA	CID001419	R1
PT Belitung Industri Sejahtera	INDONESIA	CID001421	R1
PT Bukit Timah	INDONESIA	CID001428	R1
PT Cipta Persada Mulia	INDONESIA	CID002696	Not disclosed by CFSI
PT DS Jaya Abadi	INDONESIA	CID001434	R1
PT Eunindo Usaha Mandiri	INDONESIA	CID001438	R1
PT Inti Stania Prima	INDONESIA	CID002530	R1
PT Karimun Mining	INDONESIA	CID001448	Not disclosed by CFSI
PT Kijang Jaya Mandiri	INDONESIA	CID002829	Not disclosed by CFSI
PT Mitra Stania Prima	INDONESIA	CID001453	R1
PT O.M. Indonesia	INDONESIA	CID002757	Not disclosed by CFSI
PT Panca Mega Persada	INDONESIA	CID001457	R1
PT Prima Timah Utama	INDONESIA	CID001458	R1
PT Refined Bangka Tin	INDONESIA	CID001460	R1
PT Sariwiguna Binasentosa	INDONESIA	CID001463	R1
PT Stanindo Inti Perkasa	INDONESIA	CID001468	R1
PT Sukses Inti Makmur	INDONESIA	CID002816	R1
PT Sumber Jaya Indah	INDONESIA	CID001471	Not disclosed by CFSI
PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	R1
PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	R1
PT Tinindo Inter Nusa	INDONESIA	CID001490	R1
PT Tommy Utama	INDONESIA	CID001493	Not disclosed by CFSI
PT Wahana Perkit Jaya	INDONESIA	CID002479	R1
Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	R1
Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Not disclosed by CFSI
Soft Metais Ltda.	BRAZIL	CID001758	R1
Thaisarco	THAILAND	CID001898	R1, R3, R/S

VQB Mineral and Trading Group JSC	VIETNAM	CID002015	Not disclosed by CFSI
White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	R1
Yunnan Tin Company Limited	CHINA	CID002180	Not disclosed by CFSI

CFSI Tungsten Smelter List
Smelter Name (*)	Smelter Country (*)	Smelter Identification	Country of Origin of Minerals
A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	R1, R/S
Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	R1, R3
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	R1, R/S
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	R1
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	R1
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	R1
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	R1, R/S
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	R1
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	R1, R/S
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	R1
H.C. Starck GmbH	GERMANY	CID002541	R1, R/S
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	R/S
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	R1
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	R1
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	R1
Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	R1, R/S
Japan New Metals Co., Ltd.	JAPAN	CID000825	R1, R/S
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	R1
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	R1
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	R1
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	R1
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	R1
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	R1
Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	R1
Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	R1, R/S
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	R1
Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Not disclosed by CFSI

Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	R1, R/S
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	R1
Philippine Chuangxin Industrial Co.,	PHILIPPINES	CID002827	Not disclosed by CFSI
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	R1, R/S
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	R1
Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Not disclosed by CFSI
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	R1, R3
Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	R1, R3, R/S
Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	Not disclosed by CFSI
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	R1, R3, R/S
Xiamen Tungsten Co., Ltd.	CHINA	CID002082	R1, R/S
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	R1
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	R1

IX.     Appendix B - Tyco smelter or refiner results

Metal	Smelter / Refiner	CFSI Smelter ID	Certifications	Mine Countries of Origin
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	LBMA, CFSP	DRC- Congo (Kinshasa), Zambia
Gold	Asaka Riken Co., Ltd.	CID000090	CFSP	Burundi, Rwanda
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	LBMA, CFSP	DRC- Congo (Kinshasa), Zambia
Gold	Jiangxi Copper Company Limited	CID000855	LBMA, CFSP	Rwanda
Gold	Mitsubishi Materials Corporation	CID001188	LBMA, CFSP	Congo (Brazzaville)
Gold	Nihon Material Co., Ltd.	CID001259	LBMA, CFSP	DRC- Congo (Kinshasa), Rwanda
Gold	Elemetal Refining, LLC	CID001322	LBMA, CFSP	Rwanda
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	LBMA, CFSP	Rwanda
Gold	Rand Refinery (Pty) Ltd.	CID001512	LBMA, CFSP	DRC- Congo (Kinshasa), Tanzania
Gold	Samduck Precious Metals	CID001555	CFSP	Rwanda
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CFSP	DRC- Congo (Kinshasa)
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Duoluoshan	CID000410	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	F&X Electro-Materials Ltd.	CID000460	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CFSP	DRC- Congo (Kinshasa), Rwanda
Tantalum	Hi-Temp Specialty Metals,	CID000731	CFSP	Rwanda
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	LSM Brasil S.A.	CID001076	CFSP	DRC- Congo (Kinshasa)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Ulba Metallurgical Plant JSC	CID001969	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	CFSP	Burundi, DRC- Congo (Kinshasa), Rwanda
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CFSP	DRC- Congo (Kinshasa)
Tantalum	KEMET Blue Metals	CID002539	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	H.C. Starck Co., Ltd.	CID002544	CFSP	DRC- Congo (Kinshasa) and all adjoining countries

Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	CFSP	Burundi, DRC- Congo (Kinshasa), Rwanda
Tantalum	H.C. Starck	CID002548	CFSP	Burundi, Congo (Brazzaville), Rwanda
Tantalum	H.C. Starck Ltd.	CID002549	CFSP	Rwanda
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	CFSP	Burundi, Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda
Tantalum	Global Advanced Metals Boyertown	CID002557	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Global Advanced Metals Aizu	CID002558	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tantalum	Kemet Blue Powder	CID002568	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CFSP	Burundi
Tin	CV United Smelting	CID000315	CFSP	Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda
Tin	EM Vinto	CID000438	CFSP	Congo (Brazzaville), DRC- Congo (Kinshasa)
Tin	China Tin Group Co., Ltd.	CID001070	CFSP	DRC- Congo (Kinshasa)
Tin	Malaysia Smelting Corporation (MSC)	CID001105	CFSP	Angola, Burundi, Central African Republic, Congo (Brazzaville), DRC- Congo (Kinshasa), South Sudan, Tanzania, Uganda, Zambia
Tin	Minsur	CID001182	CFSP	DRC- Congo (Kinshasa), Rwanda
Tin	Operaciones Metalurgical S.A.	CID001337	CFSP	DRC- Congo (Kinshasa)
Tin	PT Bangka Tin Industry	CID001419	CFSP	DRC- Congo (Kinshasa)
Tin	PT Bukit Timah	CID001428	CFSP	DRC- Congo (Kinshasa)
Tin	PT Eunindo Usaha Mandiri	CID001438	CFSP	DRC- Congo (Kinshasa), Rwanda
Tin	PT Stanindo Inti Perkasa	CID001468	CFSP	DRC- Congo (Kinshasa)
Tin	PT Sumber Jaya Indah	CID001471	CFSP	Rwanda
Tin	PT Timah (Persero) Tbk Kundur	CID001477	CFSP	DRC- Congo (Kinshasa), Rwanda
Tin	PT Timah (Persero) Tbk Mentok	CID001482	CFSP	DRC- Congo (Kinshasa)
Tin	PT Tinindo Inter Nusa	CID001490	CFSP	DRC- Congo (Kinshasa), Rwanda
Tin	Thaisarco	CID001898	CFSP	DRC- Congo (Kinshasa) and all adjoining countries
Tin	VQB Mineral and Trading Group JSC	CID002015	CFSP	DRC- Congo (Kinshasa)
Tin	CV Venus Inti Perkasa	CID002455	CFSP	Congo (Brazzaville)
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	CFSP	DRC- Congo (Kinshasa)
Tungsten	A.L.M.T. Corp.	CID000004	CFSP	Burundi, DRC- Congo (Kinshasa), Rwanda
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CFSP	DRC- Congo (Kinshasa)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CFSP	Rwanda
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	CFSP	DRC- Congo (Kinshasa) and all adjoining countries

Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CFSP	DRC- Congo (Kinshasa), Rwanda
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CFSP	DRC- Congo (Kinshasa)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CFSP	DRC- Congo (Kinshasa)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CFSP	Burundi, Rwanda
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	CFSP	Angola, Burundi, Central African Republic, Congo (Brazzaville), Rwanda, South Sudan, Tanzania, Uganda, Zambia
Tungsten	H.C. Starck Tungsten GmbH	CID002541	CFSP	Rwanda
Tungsten	Hydrometallurg, JSC	CID002649	CFSP	DRC- Congo (Kinshasa)